    As filed with the Securities and Exchange Commission on August 3, 2001

                                                     Registration No. 333-______
================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                         LIONBRIDGE TECHNOLOGIES, INC.
            (Exact Name of Registrant as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                  04-3398462
                     (I.R.S. Employer Identification No.)

                               950 Winter Street
                               Waltham, MA 02451
              (Address of Principal Executive Offices) (Zip Code)

                             --------------------

            Data Dimensions, Inc. 1988 Incentive Stock Option Plan
                 Data Dimensions, Inc. 1997 Stock Option Plan
                           ST Labs Stock Option Plan
           Non-Qualified Stock Option Agreement between Peter Allen
                           and Data Dimensions, Inc.
                           (Full title of the plans)

                             --------------------

                                 Rory J. Cowan
                            Chief Executive Officer
                         Lionbridge Technologies, Inc.
                               950 Winter Street
                               Waltham, MA 02451
              (Name and Address of Agent for Service of Process)

                                (781) 434-6000
         (Telephone Number, Including Area Code, of Agent For Service)

                             --------------------

                                   Copy to:

                           Margaret A. Shukur, Esq.
                                General Counsel
                         Lionbridge Technologies, Inc.
                               950 Winter Street
                         Waltham, Massachusetts 02451
                                (781) 434-6000

=====================================================================================================
                                     CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                                        PROPOSED
                                                        MAXIMUM        PROPOSED
                                                        OFFERING       MAXIMUM
                                                        PRICE          AGGREGATE        AMOUNT OF
TITLE OF SECURITIES                 AMOUNT TO BE        PER            OFFERING         REGISTRATION
TO BE REGISTERED                    REGISTERED (1)      SHARE (1)      PRICE            FEE
-----------------------------------------------------------------------------------------------------
1988 Incentive
Stock Option Plan
(par value $.01 per share)
                                        384                $  1.31      $       503.04     $    0.13
                                        383                $  7.86      $     3,010.38     $    0.75
                                        765                $  8.50      $     6,502.50     $    1.63
                                        764                $ 40.55      $    30,980.20     $    7.75
                                        229                $ 46.93      $    10,746.97     $    2.69
                                      1,718                $ 51.95      $    89,250.10     $   22.31
                                      1,145                $ 56.75      $    64,978.75     $   16.24
                                        764                $ 59.36      $    45,351.04     $   11.34
                                      1,145                $ 65.48      $    74,974.60     $   18.74
                                      1,527                $ 71.60      $   109,333.20     $   27.33
                                        191                $ 81.20      $    15,509.20     $    3.88
                                        573                $ 96.92      $    55,535.16     $   13.88
                                      1,527                $107.40      $   163,999.80     $   41.00
                                        573                $132.28      $    75,796.44     $   18.95
                                      4,772                $138.83      $   662,496.76     $  165.62
                                        191                $173.53      $    33,144.23     $    8.29
                                      1,909                $177.46      $   338,771.14     $   84.69

1997 Stock Option Plan
(par value $.01 per share)
                                      2,481                $  1.31      $     3,250.11     $    0.81
                                    192,793                $  1.57      $   302,685.01     $   75.67
                                      8,590                $  2.15      $    18,468.50     $    4.62
                                      1,432                $  2.62      $     3,751.84     $    0.94
                                      2,004                $  3.60      $     7,214.40     $    1.80
                                     42,949                $  4.26      $   182,962.74     $   45.74
                                        191                $  6.30      $     1,203.30     $    0.30
                                     20,043                $  6.71      $   134,488.53     $   33.62
                                      1,432                $  7.20      $    10,310.40     $    2.58
                                     28,251                $  7.53      $   212,730.03     $   53.18
                                        573                $  7.70      $     4,412.10     $    1.10
                                      1,432                $  7.86      $    11,255.52     $    2.81
                                        573                $  8.02      $     4,595.46     $    1.15
                                      1,432                $ 10.64      $    15,236.48     $    3.81

                                      1,527                $ 10.81      $    16,506.87     $    4.13
                                        954                $ 11.13      $    10,618.02     $    2.65
                                     11,453                $ 11.46      $   131,251.38     $   32.81
                                     38,177                $ 13.43      $   512,717.11     $  128.18
                                      1,336                $ 16.05      $    21,442.80     $    5.36
                                      1,432                $ 16.21      $    23,212.72     $    5.80
                                     24,147                $ 17.03      $   411,223.41     $  102.81
                                      1,432                $ 18.01      $    25,790.32     $    6.45
                                     47,053                $ 18.67      $   878,479.51     $  219.62
                                      1,909                $ 29.14      $    55,628.26     $   13.91
                                      1,909                $ 45.51      $    86,878.59     $   21.72
                                        573                $ 49.11      $    28,140.03     $    7.04
                                        573                $ 68.76      $    39,399.48     $    9.85
                                        382                $ 69.74      $    26,640.68     $    6.66
                                        382                $ 70.07      $    26,766.74     $    6.69
                                        573                $ 77.93      $    44,653.89     $   11.16
                                      2,386                $ 79.24      $   189,066.64     $   47.27
                                        477                $ 79.89      $    38,107.53     $    9.53
                                        191                $ 84.48      $    16,135.68     $    4.03
                                      5,536                $ 89.06      $   493,036.16     $  123.26
                                        573                $ 91.68      $    52,532.64     $   13.13
                                      1,909                $134.24      $   256,264.16     $   64.07
                                      1,909                $146.03      $   278,771.27     $   69.69

ST Labs Stock Option Plan
(par value $.01 per share)
                                        127                $ 26.51      $     3,366.77     $    0.84
                                        382                $ 26.52      $    10,130.64     $    2.53
                                         51                $ 58.86      $     3,001.86     $    0.75
                                        170                $ 58.99      $    10,028.30     $    2.51
                                         51                $ 59.08      $     3,013.08     $    0.75
                                          8                $ 59.53      $       476.24     $    0.12

Non-Qualified Stock
Option Agreement
(par value $.01 per share)
                                     76,354                $ 69.41      $ 5,299,731.14     $1,324.93

TOTAL:                              546,665                    N/A      $11,686,459.85     $2,921.61

-------------------------------------------------------------------------------
(1) All such shares are issuable upon exercise of outstanding options with fixed exercise process. Pursuant to Rule 457(b)(1) under the Securities Act of 1933, as amended, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(2)  Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.
--------------------------------------------------------------------------------

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The documents containing the information specified in this Item 1 will be sent or given to employees, as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration Statement:

(a) Registrant's Annual Report on Form 10-K, for the year ended December 31, 2000, filed with the Commission pursuant to the Exchange Act on April 2, 2001.

(b) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 15, 2001.

(c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A filed on August 4, 1999 pursuant to Section 12(g) of the Exchange Act, and incorporating by reference the information contained in the Registrant's Registration Statement on Form S-1 (File No. 333-81233).

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interest of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Delaware General Corporation Law and the Registrant's Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant's Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws filed as Exhibits
3.2 and 3.4, respectively, to the Registrant's Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference.

     The underwriting agreement, dated August 20, 1999, by and between the Registrant and the underwriters listed therein provides that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933. Reference is made to the form of underwriting agreement filed as Exhibit 1.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference.

     The Registrant has in effect a directors' and officers' liability insurance policy.

Item 7.   Exemption From Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

Exhibit No.  Description of Exhibit
-----------  ----------------------
  4.1 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

  4.2        Second Amended and Restated Certificate of Incorporation (filed as
             Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

  4.3        Amended and Restated By-laws of the Registrant (filed as Exhibit
             3.4 to the Registrant's Registration Statement on Form S-1
             (File No.333-81233) and incorporated herein by reference).

  4.4        Data Dimensions, Inc. 1988 Incentive Stock Option Plan

  4.5        Data Dimensions, Inc. 1997 Stock Option Plan

  4.6        ST Labs Stock Option Plan

  4.7 Non-Qualified Stock Option Agreement between Peter Allen and Data Dimensions, Inc.

  5          Opinion of Counsel.

 23.1        Consent of PricewaterhouseCoopers LLP.

 23.2        Consent of Arthur Andersen LLP.

 24.1 Power of Attorney (included as part of the signature page of this Registration Statement).

Item 9.   Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham in the Commonwealth of Massachusetts, on this 1 day of August, 2001.

                         LIONBRIDGE TECHNOLOGIES, INC.

                         By: /s/ RORY J. COWAN
                             ------------------------------------------
                             Rory J. Cowan
                             Chief Executive Officer, President and
                             Chairman of the Board (Principal Executive
                             Officer)

                       POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Lionbridge Technologies, Inc., hereby severally constitute and appoint Rory J. Cowan and Stephen J. Lifshatz, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Lionbridge Technologies, Inc., to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE
DATE                       TITLE

/s/ RORY J. COWAN          Chief Executive Officer, President, Chairman of the
------------------         Board (Principal Executive Officer)
Rory J. Cowan
August 1, 2001



/s/ STEPHEN J. LIFSHATZ    Senior Vice President, Chief Financial Officer,
-----------------------    and Treasurer (Principal Financial and Accounting
Stephen J. Lifshatz        Officer)
August 1, 2001



/s/ GUY L. DE CHAZAL       Director
--------------------
Guy L. de Chazal
August 1, 2001



/s/ MARCIA J. HOOPER       Director
--------------------
Marcia J. Hooper
August 1, 2001



/s/ ROGER O. JEANTY        Director
-------------------
Roger O. Jeanty
August 1, 2001



/s/ PAUL KAVANAGH          Director
-----------------
Paul Kavanagh
August 1, 2001



/s/ CLAUDE P. SHEER        Director
-------------------
Claude P. Sheer
August 1, 2001

                               INDEX TO EXHIBITS

Exhibit No.    Description of Exhibit
-----------    -------------------------------
  4.1          Specimen Certificate for shares of the Registrant's Common Stock
               (filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

  4.2 Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

  4.3          Amended and Restated By-laws of the Registrant (filed as Exhibit
               3.4 to the Registrant's Registration Statement on Form S-1 (File No.333-81233) and incorporated herein by reference).

  4.4          Data Dimensions, Inc. 1988 Incentive Stock Option Plan

  4.5          Data Dimensions, Inc. 1997 Stock Option Plan

  4.6          ST Labs Stock Option Plan

  4.7 Non-Qualified Stock Option Agreement between Peter Allen and Data Dimensions, Inc.

  5            Opinion of Counsel.

 23.1          Consent of PricewaterhouseCoopers LLP.

 23.2          Consent of Arthur Andersen LLP.

 24.2 Power of Attorney (included as part of the signature page of this Registration Statement).